UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2011 (October 3, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 3, 2011, Deloitte & Touche LLP (“Deloitte”) informed Magellan Petroleum Corporation (the “Company”) that Deloitte has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 and will cease providing services to the Company as of October 14, 2011.

In light of Deloitte’s actions, the Audit Committee of the Company’s Board of Directors has commenced a process to select a new accounting firm to serve as the Company’s new independent registered public accountant.

Deloitte’s audit report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2011 and June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended June 30, 2011 and June 30, 2010 and during the subsequent interim period through October 3, 2011, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods.

Except for certain material weaknesses in internal controls identified by the Company as described in Item 4 of its Form 10-Q for the fiscal quarter ended March 31, 2011 and in Item 9A of its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (“SEC”). The material weaknesses identified in these reports involved: (1) the inadequate design of internal controls related to the preparation and review of the Consolidated Statement of Cash Flows; and (2) the ineffective operation of internal controls to evaluate the work of management’s third party accounting experts, which are utilized to supplement management’s internal review procedures for certain significant, complex, and/or non-routine matters. Despite these noted weaknesses, Deloitte rendered an unqualified opinion on the Company’s consolidated financial statements for the fiscal year ended June 30, 2011. However, in light of these weaknesses, Deloitte’s attestation report regarding the Company’s internal control over financial reporting as of June 30, 2011 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting. Management and the Company’s Audit Committee are fully committed to the continued improvement of our internal controls over financial reporting. The Company has worked diligently towards implementing improvements to its internal controls and management believes the process improvements made and to be made will remediate the identified control deficiencies and strengthen the Company’s internal controls over financial reporting.

The Company has authorized Deloitte to discuss any matter in this report relating to the Company and its operations with their successor registered independent public accounting firm once that firm has appointed by the Audit Committee.

In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the Company provided Deloitte with a copy of this Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the SEC, stating whether or not it agrees with the statements made by the Company in this Form 8-K. A copy of Deloitte’s response letter is attached as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter dated October 7, 2011 from Deloitte & Touche LLP to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Name:	Antoine J. Lafargue
Title:	Chief Financial Officer and Treasurer

Dated: October 7, 2011

4